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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 8, 2006


                        SUPERCONDUCTIVE COMPONENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



     Ohio                              0-31641                      31-1210318
----------------                ---------------------               ----------
(STATE OR OTHER                 (COMMISSION FILE NO.)             (IRS EMPLOYER
JURISDICTION OF                                                   IDENTIFICATION
INCORPORATION OR                                                     NUMBER)
ORGANIZATION)


                               2839 Charter Street
                              Columbus, Ohio 43228
                                 (614) 486-0261
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 8, 2006, the Stock Option and Compensation Committee of the Board of Directors (the "Committee") of Superconductive Components, Inc. (the "Company") took the following actions:


2006 Annual Base Salary Increases

         The Committee approved increases in the base salaries of the Company's Chief Executive Officer and three other executive officers, including persons expected to be "named executive officers" (as defined by Item 402(a)(2) of Regulation S-B) in the Company's proxy statement relating to the 2006 annual meeting of stockholders. The Committee approved the following base salaries, payable for service during 2006:


         Name                            Position                          2006 Base Salary
         ----                            --------                          ----------------
   Daniel Rooney           President and Chief Executive Officer              $150,000
   Scott S. Campbell       Vice President of Technology                       $110,000
   Gerald S. Blaskie       Vice President and Chief Financial Officer         $ 89,568
   Michael K. Barna        Vice President of Sales and Marketing              $ 86,500


2006 Cash Bonus Awards

         The Committee also approved the payment of cash bonuses to Messrs. Campbell, Blaskie and Barna for service during the Company's fiscal year ending December 31, 2006 ("Fiscal 2006"), based upon one or more objective financial performance criteria selected by the Committee.

         Mr. Campbell is eligible to receive the following bonus payments for service during Fiscal 2006: (i) $500 quarterly for specified reductions in the Company's scrap rate over the prior quarter; (ii) $500 for each quarter in which the Company achieves a specified improvement in on-time deliveries over the prior quarter; (iii) $1,000 in the event that the Company is awarded certain research grants; (iv) $1,000 for each quarter in which the Company meets its revenue and net income goals; and (v) $1,000 if the Company meets its annual revenue and net income goals.

         Mr. Blaskie is eligible to receive the following bonus payments for service during Fiscal 2006: (i) $500 for each quarter in which the Company achieves a specified improvement in on-time deliveries over the prior quarter;
(ii) $1,000 for each quarter in which the Company meets its revenue plus net income goals; and (iii) an additional $1,000 if the Company meets its annual revenue and net income goals.

         Mr. Barna is eligible to receive the following bonus payments for service during Fiscal 2006: (i) $3,000 if the Company meets its annual gross margin dollars goal for sales related to photonics/optical applications; (ii) $2,500 if the Company meets its annual bookings goal related to photonics/optical applications; (iii) $1,000 for each quarter in which the Company meets its revenue plus net income budget goals; and (iv) an additional $1,000 if the Company meets its annual revenue and net income goals. Mr. Barna is also eligible to receive a quarterly bonus equal to (i) 1.2% of the Company's quarterly gross margin dollars for sales related to photonics/optical applications for each quarter in which the Company achieves at least a specified percentage of its gross margin dollars goal for photonics/optical sales up to the point at which the Company has achieved 100% of its gross margin dollars goal for photonics/optical


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sales, after which point Mr. Barna will receive (ii) 3.0% of the amount by which the Company exceeds its gross margin dollars goal for sales related to photonics/optical applications. Additionally, Mr. Barna will receive as commission an amount equal to 0.32% of the Company's quarterly bookings related to photonics/optical applications, and a bonus payment equal to 0.8% of the amount by which the Company exceeds its quarterly goal for bookings related to photonics/optical applications.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SUPERCONDUCTIVE COMPONENTS, INC.


Date:   March 14, 2006               By: /s/ Daniel Rooney
                                         -------------------------------
                                         Daniel Rooney
                                         President and Chief
                                         Executive Officer


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